                                                                    EXHIBIT 4.10



                          CAPITAL SECURITY CERTIFICATE

          THIS CAPITAL SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS CAPITAL SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS CAPITAL SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS CAPITAL SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSU-ANCE DATE HEREOF AND THE LAST DATE ON WHICH HAWTHORNE FINANCIAL CORPORATION (THE "CORPORATION") OR ANY "AFFILIATE" OF THE CORPORATION WAS THE OWNER OF THIS CAPITAL SECURITY (OR ANY PREDECESSOR OF THIS CAPITAL SECURITY) ONLY (A) TO THE CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS CAPITAL SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3), (7) OR (8) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS CAPITAL SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF HFC CAPITAL TRUST I (THE "TRUST") AND THE CORPORATION PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) PURSUANT TO CLAUSE (D) TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE TRUST A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF ANNEX B TO THE DECLARATION. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CAPITAL SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

          THE HOLDER OF THIS CAPITAL SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE

BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF CAPITAL SECURITIES IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER
(i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

          THE CAPITAL SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES) AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 (100 CAPITAL SECURITIES) SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.

Certificate Number: #1                            Aggregate Liquidation Amount:
                                                  $9,000,000


                   Certificate Evidencing Capital Securities

                                       of

                              HFC CAPITAL TRUST I

                                10.18% MMCapSSM
                (liquidation amount $1,000 per Capital Security)

               HFC Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that The Chase Manhattan Bank, as trustee under the indenture dated as of March 28, 2001 among MMCapSSM Funding I, Ltd., MMCapSSM Funding I, Inc. and The Chase Manhattan Bank (the "Holder") is the registered owner of $9,000,000 in aggregate liquidation amount of Capital Securities of the Trust representing undivided preferred beneficial interests in the assets of the Trust designated the 10.18% MMCapSSM (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transfer-able on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust, dated as of March 28, 2001, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Capital Securities as set forth in Annex I to the Declaration. Capitalized terms used but not defined herein shall have the meaning given them in the Declaration. The Sponsor will provide a copy of the Declaration, the Capital Securities Guarantee and the Indenture (including any supplemental indenture) to a Holder without charge upon written request to the Trust at its principal place of business.

               Upon receipt of this Certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder and to the benefits of the Capital Securities Guarantee to the extent provided therein.

               By acceptance hereof, the Holder agrees, for United States federal income tax purposes, to treat the Debentures as indebtedness and the Capital Securities as evidence of indirect beneficial ownership in the Debentures.

               IN WITNESS WHEREOF, the Trust has executed this certificate this 28th day of March, 2001.

                                                  HFC CAPITAL TRUST I


                                                  By:___________________________
                                                     Administrative Trustee



                PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

               This is one of the 10.18% Capital Securities of HFC Capital Trust I referred to in the within-mentioned Declaration.

Dated: March 28, 2001


                                       WILMINGTON TRUST COMPANY,
                                       not in its individual capacity but solely as Property Trustee

                                       By: ________________________________
                                           Authorized Signatory

               Distributions on each Capital Security will be payable at a fixed rate per annum of 10.18% (the "Coupon Rate") of the liquidation amount of $1000 per Capital Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one semi-annual period will bear interest thereon compounded semi-annually at the Coupon Rate (to the extent permitted by applicable law). The term "Distribution," as used herein, includes such cash distributions and any and all such interest, if any, payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds legally available therefor.

               Distributions on the Capital Securities will be cumulative, will accumulate from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from March 28, 2001 and will be payable semi-annually in arrears, on June 8th and December 8th of each year, commencing June 8, 2001 (each, a "Distribution Date"), except as otherwise described below. Distributions will be computed on the basis of a 360-day year of twelve 30-day months. As long as no Event of Default has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 10 consecutive semi-annual calendar periods, including the first such semi-annual period during such extension period (each an "Extension Period"), provided that no Extension Period shall end on a date other than an Interest Payment Date for the Debentures or extend beyond the Maturity Date of the Debentures. As a consequence of such deferral, Distributions will also be deferred. Notwithstanding such deferral, semi-annual Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Debentures) at the Coupon Rate compounded semi-annually during any such Extension Period. Prior to the termination of any Extension Period, the Debenture Issuer may further defer payments of interest by further extending such Extension Period; provided that such Extension Period, together with all such previous and further extensions within such Extension Period, may not (i) exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extension Period, (ii) end on a date other than an Interest Payment Date for the Debentures or (iii) extend beyond the Maturity Date of the Debentures. Payments of accumulated Distributions will be payable to Holders as they appear on the books and records of the Trust on the record date immediately preceding the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

               Subject to receipt by the Sponsor of any and all required regulatory approvals and to certain other conditions set forth in the Declaration and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time dissolve the Trust and after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Debentures to be distributed to the Holders of the Securities in liquidation of the Trust or, simultaneously with any redemption of the Debentures, cause a Like Amount of the Securities to be redeemed by the Trust.

               The Capital Securities shall be redeemable as provided in the Declaration.

               The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

               TEN CON - as tenants in common

               TEN ENT - as tenants in the entireties

               JT TEN - as joint tenants with right of survival

               UNIF GIFT MIN ACT - under Uniform Gift to Minors Act and not as tenants

               Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT



FOR VALUE RECEIVED, the undersigned hereby assigns and transfers this Capital Security Certificate to:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
           (Assignee's social security or tax identification number)


_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
                       (Address and zip code of assignee)

and irrevocably appoints ______________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
agent to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:_______________________________

Signature:___________________________________________________
(Sign exactly as your name appears on the other side of this Capital Security Certificate)

Signature Guarantee:___________________________________________________________
___________________________

               Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

In connection with any transfer of any of the Capital Securities evidenced by this Certificate, the undersigned confirms that such Capital Securities are being:

CHECK ONE BOX BELOW

(1)     []  exchanged for the undersigned's own account with-out transfer; or

(2)     []  transferred pursuant to and in compliance with Rule 144A under the
            Securities Act of 1933, as amended; or

(3)     []  transferred to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3), (7) or (8) of Rule 501 under the Securities Act of 1933 that is acquiring the Capital Securities for its own account, or for the account of such an institutional "accredited investor," for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act of 1933, as amended; or

(4)     []  transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended; or

(5)     []  transferred pursuant to an effective registration statement.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Capital Securities evidenced by this Certificate in the name of any Person other than the Holder hereof; provided, however, that if box (3) or (4) is checked, the Registrar may require, prior to registering any such transfer of the Capital Securities, such legal opinions, certifications and other information as the Trust has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act; provided, further, that (i) if box (2) is checked, by acceptance of this Certificate, the transferee shall be deemed to have certified that it is a "qualified institutional buyer" (as defined in Rule 144A) ("QIB") acquiring the Capital Securities for its own account or for the account of another QIB over which it exercises sole investment discretion and that it is aware that the Holder is relying upon the exemption from registration afforded by Rule 144A in respect of the Holder's transfer of Capital Securities to it or (ii) if box (3) is checked, the transferee must also provide to the Registrar a Transferee Letter of Representation in the form attached to the Declaration; provided, further, that after the date that a registration statement has been filed and so long as such registration statement continues to be effective, only then may the Registrar permit transfers for which box (5) has been checked.


                                   Signature __________________________________